Exhibit 99.3

REVOCABLE PROXY

GEORGIA COMMERCE BANCSHARES, INC.

3625 Cumberland Boulevard, Building Two

Atlanta, Georgia 30339

APPOINTMENT OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NON-VOTING COMMON STOCK

The undersigned, a holder of Non-Voting Common Stock, hereby appoints Mark W. Tipton and Rodney L. Hall, or any of them, with full power of substitution, as attorneys and Proxies to represent and to vote, as designated below, all the shares of non-voting common stock of GEORGIA COMMERCE BANCSHARES, INC. held of record by the undersigned on [            ], 2015, at the Special Meeting of the Shareholders (the “Meeting”) to be held on [            ], 2015, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 1: Approval of the Agreement and Plan of Merger. Proposal to approve the Agreement and Plan of Merger, dated December 7, 2014, by and between Georgia Commerce and IBERIABANK Corporation (the “merger agreement”), pursuant to which Georgia Commerce Bancshares, Inc. will merge with and into IBERIABANK Corporation, with IBERIABANK Corporation surviving the merger, and the consummation of the merger.

Check One Box:	☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy revokes all prior proxies with respect to the Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be voted FOR the approval of the Agreement and Plan of Merger and in the discretion of the persons named as Proxies on all other matters which may properly come before the Meeting or any adjournments thereof.

THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Please sign exactly as name appears below. If a corporation or other entity, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	X		(SEAL)
DATED: , 2015. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE		Signature

	X		(SEAL)
Number of shares of NON-VOTING common stock held on , 2015, and represented by this Proxy		Signature if held jointly